Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2026 (which includes an explanatory paragraph regarding GRI Bio, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of GRI Bio, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025

/s/ WithumSmith+Brown, PC

San Francisco, California
November 13, 2026